Exhibit 99.1

News Release Republic First Bancorp, Inc. January 25, 2016

REPUBLIC FIRST BANCORP, INC. REPORTS ASSET GROWTH OF 19%
DEPOSITS INCREASE BY 17%

Philadelphia, PA, January 25, 2016 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended December 31, 2015.

	Three Months Ended
($ in millions, except per share data)	12/31/15	12/31/14	% Change

Assets	$ 1,439.4	$ 1,214.6	19%
Loans	874.8	781.9	12%
Deposits	1,249.3	1,072.2	17%
Total Revenue	$ 15.7	$ 12.0	31%
Net Income	0.8	0.9	(7%)
Net Income per Share	$ 0.02	$ 0.02	0%

"The fourth quarter brings a close to a very successful year for Republic Bank," said Harry D. Madonna, the Company's Chairman and Chief Executive Officer. "The new stores we've opened in Glassboro, Marlton and Berlin during 2015 have performed exceptionally well. We ended the year with stores under construction in Washington Township, NJ and Wynnewood, PA and several more in various stages of development for future openings."

"We continue to expand our presence in the Philadelphia region through an aggressive growth strategy which we refer to as 'The Power of Red is Back'," added Madonna. "Each day we welcome new fans into our stores and win them over with exceptional customer service. The growth in both loan and deposit balances clearly demonstrates our ongoing success with this strategy.  While we continue to make significant investments to build a new bank, we are very pleased with our ability to maintain consistent, profitable results from an income statement perspective."

The Company is in the midst of an aggressive expansion plan with the goal of increasing its store footprint while providing legendary customer service. There are currently seventeen stores serving customers in the Greater Philadelphia and Southern New Jersey region.  Additional stores are planned for Cherry Hill, Gloucester Township, Medford, Moorestown, Washington Township and Wynnewood.

Highlights for the Period Ended December 31, 2015

•	During the fourth quarter of 2015 the Company recognized income of $2.6 million related to an insurance settlement on an outstanding claim against a corporate policy. During the quarter the Company also recorded a write-down of approximately $2.2 million against its largest OREO asset as a result of a decision to aggressively pursue a sale of this property below its appraised value.

•	Republic opened three new stores during 2015 and currently has two sites under construction scheduled to be completed in early 2016. There are also several additional sites in various stages of development for future store locations.

•	New stores opened within the last 2 years are currently growing deposits at an average rate of $34 million per year, while the average deposit growth for all stores over the last twelve months was approximately $12 million per store.

•	Total deposits increased by $177 million, or 17%, to $1.2 billion as of December 31, 2015 compared to $1.1 billion as of December 31, 2014.

•	Non-interest bearing demand deposits increased by 9% to $244 million as of December 31, 2015 compared to $224 million as of December 31, 2014.

•	Total assets increased by $225 million, or 19%, to $1.4 billion as of December 31, 2015 compared to $1.2 billion as of December 31, 2014.

•	Total loans grew $93 million, or 12%, to $875 million as of December 31, 2015 compared to $782 million at December 31, 2014.

•	SBA lending continued to be a focal point of the Company's lending strategy. More than $8 million in new SBA loans were originated during the three month period ended December 31, 2015. Our team is currently ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania and Delaware based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 13.19% and Tier I Leverage Ratio was 9.65% at December 31, 2015.

•	Tangible book value per share was $3.00 as of December 31, 2015. This amount excludes approximately $0.37 per share attributable to the deferred tax asset valuation allowance.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Twelve Months Ended
	12/31/15	12/31/14	% Change	12/31/15	12/31/14	% Change

Total Revenue	$15,727	$11,967	31%	$49,998	$43,846	14%
Provision for Loan Losses	500	300	67%	500	900	(44%)
Non-interest Expenses	14,446	10,792	34%	47,091	40,550	16%
Net Income	790	853	(7%)	2,433	2,442	0%
Net Income per Share	$0.02	$0.02	0%	$0.06	$0.07	(14%)

The Company reported net income of $790 thousand, or $0.02 per share, for the three month period ended December 31, 2015, compared to net income of $853 thousand, or $0.02 per share, for the three month period ended December 31, 2014.

Net interest income increased by $1.4 million, or 15%, to $11.0 million for the three month period ended December 31, 2015 compared to $9.5 million for the three month period ended December 31, 2014.  This increase was driven by strong growth in interest-earning assets over the last twelve months.

Non-interest income increased to $4.7 million for the three month period ended December 31, 2015 compared to $2.4 million for the three month period ended December 31, 2014.  This increase was primarily driven by a $2.6 million insurance settlement recorded in the fourth quarter of 2015.  This settlement is related to a bond claim against a corporate insurance policy originally submitted in 2010.

Non-interest expenses increased by $3.7 million to $14.4 million during the three month period ended December 31, 2015 compared to $10.8 million during the three months ended December 31, 2014. This increase was primarily driven by an increase in writedowns of OREO assets. During the fourth quarter of 2015 the Company made a decision to aggressively pursue a potential sale of its largest OREO asset resulting in a write-down of approximately $2.2 million. Higher salaries, employee benefits, occupancy and equipment expenses associated with the addition of new stores related to the Company's expansion strategy over the last twelve months also contributed to the increase in non-interest expenses.

Net income for the twelve month period ended December 31, 2015 was $2.4 million, or $0.06 per share, compared to net income of $2.4 million, or $0.07 per share, for the twelve months ended December 31, 2014.

Total revenue increased by 14% to $50.0 million for the twelve month period ended December 31, 2015 compared to $43.8 million for the twelve month period ended December 31, 2014 as a result of strong growth in interest-earning assets over the last twelve months along with the insurance settlement described above.  Non-interest expenses grew $6.5 million year over year due to the increase in OREO writedowns combined with higher salaries, employee benefits, and occupancy and equipment expenses associated with the addition of new stores during 2015.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	12/31/15	12/31/14	% Change	09/30/15	% Change

Total assets	$1,439,443	$1,214,598	19%	$1,380,814	4%
Total loans (net)	866,066	770,404	12%	837,037	3%
Total deposits	1,249,298	1,072,230	17%	1,237,496	1%
Total core deposits	1,239,422	1,061,994	17%	1,227,506	1%

Total assets increased by $224.8 million, or 19%, as of December 31, 2015 when compared to December 31, 2014.  Deposits grew by $177.1 million to $1.2 billion as of December 31, 2015 compared to $1.1 billion as of December 31, 2014. The number of deposit accounts has grown by 44% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the Company's successful execution of its aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	12/31/15	12/31/14	% Change	09/30/15	% Change	4th Qtr 2015 Cost of Funds

Demand noninterest-bearing	$243,696	$224,245	9%	$243,836	0%	0.00%
Demand interest-bearing	381,499	283,768	34%	391,230	(2%)	0.40%
Money market and savings	556,525	488,848	14%	527,360	6%	0.41%
Certificates of deposit	57,702	65,133	(11%)	65,080	(11%)	0.78%
Total core deposits	$1,239,422	$1,061,994	17%	$1,227,506	1%	0.34%

Core deposits increased to $1.2 billion at December 31, 2015 compared to $1.1 billion at December 31, 2014 as the Company moves forward with its expansion strategy to increase the number of brick and mortar stores which drives the gathering of low-cost core deposits. The Company recognized strong growth in demand, money market and savings account balances on a year to year basis.

Lending

Loans by type are as follows (dollars in thousands):

Description	12/31/15	% of Total	12/31/14	% of Total	09/30/15	% of Total

Commercial real estate	$349,726	40%	$379,259	48%	$377,307	45%
Construction and land development	46,547	5%	29,861	4%	41,418	5%
Commercial and industrial	181,850	21%	145,113	19%	174,631	21%
Owner occupied real estate	246,398	28%	188,025	24%	203,735	24%
Consumer and other	48,126	6%	39,713	5%	46,136	5%
Residential mortgage	2,380	0%	408	0%	2,395	0%
Deferred fees	(258)		(439)		(262)
Gross loans	$874,769	100%	$781,940	100%	$845,360	100%

Gross loans increased by $92.8 million, or 12%, to $874.8 million at December 31, 2015 compared to $781.9 million at December 31, 2014 as a result of an increase in quality loan demand over the last twelve months and continued success with the relationship banking model.  The Company experienced strongest growth in the commercial and industrial and owner occupied real estate categories.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	12/31/15	09/30/15	12/31/14

Non-performing assets / total assets	1.66%	2.10%	2.07%
Quarterly net loan charge-offs / average loans	0.06%	0.04%	0.51%
Allowance for loan losses / gross loans	0.99%	0.98%	1.48%
Allowance for loan losses / non-performing loans	69%	55%	54%
Non-performing assets / capital and reserves	20%	24%	20%

The percentage of non-performing assets to total assets decreased to 1.66% at December 31, 2015, compared to 2.07% as of December 31, 2014. Non-performing loans to total loans decreased significantly to 1.44% at December 31, 2015 compared to 2.74% at December 31, 2014 as a result of the successful migration of certain assets to the other real estate owned category through the work-out process.

Capital

The Company's capital ratios at December 31, 2015 were as follows:

	Actual December 31, 2015	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	9.65%	5.00%
Common Equity Ratio	10.42%	6.50%
Tier 1 Risk Based Capital	12.40%	8.00%
Total Risk Based Capital	13.19%	10.00%
Tangible Common Equity	7.88%	n/a

Total shareholders' equity increased to $113.4 million at December 31, 2015 compared to $112.8 million at December 31, 2014.  Tangible book value per share increased to $3.00 at December 31, 2015 compared to $2.98 per share at December 31, 2014.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its seventeen stores located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees, Glassboro, Marlton and Berlin, New Jersey.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank also offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.  For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2014 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:
Republic First Bancorp, Inc.

Contact:
Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands, except per share amounts)	2015	2015	2014

ASSETS
Cash and due from banks	$13,777	$14,212	$14,822
Interest-bearing deposits and federal funds sold	13,362	96,307	114,004
Total cash and cash equivalents	27,139	110,519	128,826

Securities - Available for sale	284,795	209,119	185,379
Securities - Held to maturity	172,277	140,116	67,866
Restricted stock	3,059	1,179	1,157
Total investment securities	460,131	350,414	254,402

Loans held for sale	3,653	489	1,676

Loans receivable	874,769	845,360	781,940
Allowance for loan losses	(8,703)	(8,323)	(11,536)
Net loans	866,066	837,037	770,404

Premises and equipment	46,164	45,094	35,030
Other real estate owned	11,313	13,773	3,715
Other assets	24,977	23,488	20,545

Total Assets	$1,439,443	$1,380,814	$1,214,598

LIABILITIES
Non-interest bearing deposits	$243,695	$243,836	$224,245
Interest bearing deposits	1,005,603	993,660	847,985
Total deposits	1,249,298	1,237,496	1,072,230

Short-term borrowings	47,000	-	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	7,294	6,369	7,081

Total Liabilities	1,326,068	1,266,341	1,101,787

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	384	383	383
Additional paid-in capital	152,897	152,676	152,234
Accumulated deficit	(32,833)	(33,623)	(35,266)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive income (loss)	(3,165)	(1,055)	(632)

Total Shareholders' Equity	113,375	114,473	112,811

Total Liabilities and Shareholders' Equity	$1,439,443	$1,380,814	$1,214,598

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands, except per share amounts)	2015	2015	2014	2015	2014

INTEREST INCOME
Interest and fees on loans	$9,786	$9,648	$9,236	$37,781	$34,869
Interest and dividends on investment securities	2,565	1,662	1,470	7,377	5,417
Interest on other interest earning assets	55	60	80	278	187
Total interest income	12,406	11,370	10,786	45,436	40,473

INTEREST EXPENSE
Interest on deposits	1,137	1,099	968	4,266	3,536
Interest on borrowed funds	282	279	278	1,115	1,108
Total interest expense	1,419	1,378	1,246	5,381	4,644

Net interest income	10,987	9,992	9,540	40,055	35,829
Provision for loan losses	500	-	300	500	900

Net interest income after provision for loan losses	10,487	9,992	9,240	39,555	34,929

NON-INTEREST INCOME
Service fees on deposit accounts	506	452	328	1,719	1,224
Gain on sale of SBA loans	455	884	1,903	3,139	4,717
Gain on sale of investment securities	35	64	-	108	458
Other non-interest income	3,744	204	196	4,977	1,618
Total non-interest income	4,740	1,604	2,427	9,943	8,017

NON-INTEREST EXPENSE
Salaries and employee benefits	5,821	5,730	5,147	22,488	20,089
Occupancy and equipment	2,259	1,911	1,746	8,009	6,629
Legal and professional fees	584	345	615	2,183	2,758
Foreclosed real estate	3,066	425	732	4,239	1,794
Regulatory assessments and related fees	337	318	274	1,248	1,065
Other operating expenses	2,379	2,295	2,278	8,924	8,215
Total non-interest expense	14,446	11,024	10,792	47,091	40,550

Income before benefit for income taxes	781	572	875	2,407	2,396

Benefit for income taxes	(9)	(10)	22	(26)	(46)

Net income	$790	$582	$853	$2,433	$2,442

Net Income per Common Share
Basic	$0.02	$0.02	$0.02	$0.06	$0.07
Diluted	$0.02	$0.02	$0.02	$0.06	$0.07

Average Common Shares Outstanding
Basic	37,826	37,816	37,815	37,818	34,232
Diluted	38,246	38,064	38,121	38,094	34,591

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

(dollars in thousands)	For the three months ended			For the three months ended			For the three months ended
	December 31, 2015			September 30, 2015			December 31, 2014

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other interest-earning assets	$65,611	$55	0.33%	$106,357	$60	0.22%	$122,787	$80	0.26%
Securities	409,141	2,656	2.60%	305,266	1,745	2.29%	234,479	1,527	2.60%
Loans receivable	855,124	9,870	4.58%	831,712	9,718	4.64%	757,953	9,283	4.86%
Total interest-earning assets	1,329,876	12,581	3.75%	1,243,335	11,523	3.68%	1,115,219	10,890	3.87%

Other assets	85,340			82,638			55,997

Total assets	$1,415,216			$1,325,973			$1,171,216

Interest-bearing liabilities:

Demand non interest-bearing	$252,514			$234,285			$214,872
Demand interest-bearing	393,384	392	0.40%	372,795	378	0.40%	258,443	252	0.39%
Money market & savings	552,673	578	0.41%	500,687	538	0.43%	478,651	537	0.45%
Time deposits	71,463	167	0.93%	74,863	183	0.97%	76,756	179	0.93%
Total deposits	1,270,034	1,137	0.36%	1,182,630	1,099	0.37%	1,028,722	968	0.37%

Total interest-bearing deposits	1,017,520	1,137	0.44%	948,345	1,099	0.46%	813,850	968	0.47%

Other borrowings	23,087	282	4.85%	22,476	279	4.92%	22,689	278	4.86%

Total interest-bearing liabilities	1,040,607	1,419	0.54%	970,821	1,378	0.56%	836,539	1,246	0.59%
Total deposits and other borrowings	1,293,121	1,419	0.44%	1,205,106	1,378	0.45%	1,051,411	1,246	0.47%

Non interest-bearing liabilities	7,901			7,034			7,427
Shareholders' equity	114,194			113,833			112,378
Total liabilities and shareholders' equity	$1,415,216			$1,325,973			$1,171,216

Net interest income		$11,162			$10,145			$9,644
Net interest spread			3.21%			3.12%			3.28%

Net interest margin			3.33%			3.24%			3.43%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the twelve months ended			For the twelve months ended
(dollars in thousands)	December 31, 2015			December 31, 2014

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$106,876	$278	0.26%	$75,593	$187	0.25%
Securities	309,018	7,692	2.49%	217,939	5,613	2.58%
Loans receivable	820,820	38,072	4.64%	724,231	35,052	4.84%
Total interest-earning assets	1,236,714	46,042	3.72%	1,017,763	40,852	4.01%

Other assets	74,505			50,302

Total assets	$1,311,219			$1,068,065

Interest-bearing liabilities:

Demand non interest-bearing	$235,810			$189,810
Demand interest-bearing	349,055	1,401	0.40%	233,693	888	0.38%
Money market & savings	508,846	2,170	0.43%	439,484	1,929	0.44%
Time deposits	73,819	695	0.94%	78,073	719	0.92%
Total deposits	1,167,530	4,266	0.37%	941,060	3,536	0.38%

Total interest-bearing deposits	931,720	4,266	0.46%	751,250	3,536	0.47%

Other borrowings	22,640	1,115	4.92%	22,530	1,108	4.92%

Total interest-bearing liabilities	954,360	5,381	0.56%	773,780	4,644	0.60%
Total deposits and
other borrowings	1,190,170	5,381	0.45%	963,590	4,644	0.48%

Non interest-bearing liabilities	7,340			7,084
Shareholders' equity	113,709			97,391
Total liabilities and
shareholders' equity	$1,311,219			$1,068,065

Net interest income		$40,661			$36,208
Net interest spread			3.16%			3.41%

Net interest margin			3.29%			3.56%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2015	2015	2014	2015	2014

Balance at beginning of period	$8,323	$8,398	$12,216	$11,536	$12,263

Provision charged to operating expense	500	-	300	500	900
	8,823	8,398	12,516	12,036	13,163

Recoveries on loans charged-off:
Commercial	1	2	120	58	385
Consumer	1	1	-	34	-
Total recoveries	2	3	120	92	385

Loans charged-off:
Commercial	(122)	(78)	(1,100)	(3,425)	(2,002)
Consumer	-	-	-	-	(10)

Total charged-off	(122)	(78)	(1,100)	(3,425)	(2,012)

Net charge-offs	(120)	(75)	(980)	(3,333)	(1,627)

Balance at end of period	$8,703	$8,323	$11,536	$8,703	$11,536

Net charge-offs as a percentage of
average loans outstanding	0.06%	0.04%	0.51%	0.41%	0.22%

Allowance for loan losses as a percentage
of period-end loans	0.99%	0.98%	1.48%	0.99%	1.48%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2015	2015	2015	2015	2014

Non-accrual loans:
Commercial real estate	$12,080	$13,825	$15,559	$19,530	$21,011
Consumer and other	542	547	418	426	429
Total non-accrual loans	12,622	14,372	15,977	19,956	21,440

Loans past due 90 days or more
and still accruing	-	844	256	5,013	-

Total non-performing loans	12,622	15,216	16,233	24,969	21,440

Other real estate owned	11,313	13,773	13,162	3,827	3,715

Total non-performing assets	$23,935	$28,989	$29,395	$28,796	$25,155

Non-performing loans to total loans	1.44%	1.80%	1.97%	3.17%	2.74%

Non-performing assets to total assets	1.66%	2.10%	2.31%	2.28%	2.07%

Non-performing loan coverage	68.95%	54.70%	51.73%	43.83%	53.81%

Allowance for loan losses as a percentage
of total period-end loans	0.99%	0.98%	1.02%	1.39%	1.48%

Non-performing assets / capital plus
allowance for loan losses	19.61%	23.61%	24.13%	23.07%	20.23%